EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Aspen Bancshares, Inc.:


We consent to the use of our report dated January 24, 1997, with respect to the consolidated financial statements of Aspen Bancshares, Inc. as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


                                                 /s/ DALBY, WENDLAND & CO., P.C.

                                                     DALBY, WENDLAND & CO., P.C.

Grand Junction, Colorado
March 24, 1997